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                                                                    EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp. for the registration of its common stock of our report dated March 26, 2001 with respect to the consolidated financial statements of Park-Ohio Holdings Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                                     Shares
Registration Statement     Description                             Registered
- --------------------------------------------------------------------------------
Form S-8 (33-64420)        1992 Stock Option Plan                     350,000

Form S-8 (33-01047)        Individual Account Retirement Plan       1,500,000

Form S-8 (333-28407)       Amended and Restated 1992 Stock            750,000
                           Option Plan and 1996 Non-Employee
                           Director Stock Option Plan

Form S-8 (333-58161)       1998 Long-Term Incentive Plan              550,000

Form S-4 (333-46931)       Formation of PKOH Holding Corporation    11,000,00




                                                          /s/ Ernest & Young LLP

Cleveland, Ohio
March 30, 2001